UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2013

Resource Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 5th Avenue, 12th Floor, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 506-3899

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2013, Resource Capital Corp. CRE Notes 2013, Ltd. (the “Issuer”), a newly-formed subsidiary of Resource Capital Corp. (“Resource”), issued $290,848,000 of non-recourse, floating-rate notes (the “Notes”), at a weighted average coupon of LIBOR + 1.86%. The Notes are collateralized by floating rate commercial real estate first mortgage loans originated by wholly-owned subsidiaries of Resource with a principal balance, as of December 5, 2013, of $307,775,000 (which includes cash reserved to fund certain future funding obligations thereunder). Resource purchased $13,850,000 of the investment grade notes and Resource purchased and expects to retain all of the notes rated below investment grade and all of the preferred shares in the transaction, with an aggregate principal amount at closing equal to $33,085,000.

The Notes were issued pursuant to an indenture, dated as of December 23, 2013 (the “Indenture”). The information contained in Item 2.03 of this Form 8-K regarding the terms of the Indenture and the Notes is incorporated by reference into this Item 1.01.

The Notes were placed by Wells Fargo Securities, LLC and Resource Securities, Inc., as placement agents (collectively, the “Placement Agents”), pursuant to a placement agreement, dated as of December 23, 2013, among the Issuer, Resource Capital Corp. CRE Notes 2013, LLC, as co-issuer (the “Co-Issuer” and together with the Issuer, the “Issuers”) and the Placement Agents (the “Placement Agreement”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds of the sale of the Notes will be used, among other things, to pay the purchase price of certain of the mortgage loans and to repay amounts owed in respect of certain pre-closing date warehouse financing facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The aggregate principal amounts of the following seven classes of Notes (each, a “Class”) were issued pursuant to the terms of an indenture, dated as of December 23, 2013, by and among the Issuer, the Co-Issuer, RCC Real Estate, Inc., as advancing agent (the “Advancing Agent”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar (“Wells Fargo”): (1) $136,949,000 aggregate principal amount of Class A Senior Secured Floating Rate Notes, (2) $78,494,000 aggregate principal amount of Class A-S Second Priority Secured Floating Rate Notes, (3) $30.777,000 aggregate principal amount of Class B Third Priority Secured Floating Rate Notes, (4) $14,620,000 aggregate principal amount of Class C Fourth Priority Secured Floating Rate Notes, (5) $13,850,000 aggregate principal amount of Class D Fifth Priority Secured Floating Rate Notes, (6) $9,233,000 aggregate principal amount of Class E Sixth Priority Secured Floating Rate Notes and (7) $6,925,000 aggregate principal amount of Class F Seventh Priority Secured Floating Rate Notes. Simultaneously with the issuance of the Notes, the Issuer also issued and sold preferred shares (the “Preferred Shares”) with a notional amount of $16,927,000 to a consolidated subsidiary of Resource.

As of the closing date, the Notes are secured by a portfolio of mortgage loans with a principal balance, as of December 5, 2013, of $307,775,000 (which includes cash reserved to fund certain future funding obligations thereunder), consisting of floating rate commercial real estate first mortgage loans. The Issuer intends to own the portfolio of mortgage loans until the maturity thereof and Resource will account for the issuance of the Notes on its balance sheet as a financing.

The mortgage loans acquired on the Closing Date were purchased by the Issuer from a consolidated subsidiary of Resource, and the seller made certain representations and warranties to the Issuer with respect to the mortgage loans it sold. If any such representations or warranties are inaccurate, the Issuer may compel the seller to repurchase the affected mortgage loans from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable.

The Issuer entered into a Servicing Agreement with Wells Fargo Bank, National Association, as servicer (the “Servicer”), Resource Real Estate, Inc., an affiliate of resource, as special servicer (the “Special Servicer”) and the Advancing Agent pursuant to which (a) the Servicer has agreed to act as the servicer of all of the mortgage loans, (b) the Special Servicer has agreed to act as the special servicer with respect to any specially serviced mortgage loans and (c) the Advancing Agent has agreed to make certain property protection advances in respect of the Mortgage Loans. The Servicing Agreement provides that, for so long as Resource or an affiliate of Resource is Special Servicer and Resource and its consolidated affiliates own the non-investment grade Notes and Preferred Shares, the Special Servicer will waived its right to special servicing fees but will be entitled to reimbursement of certain costs and expenses.

Resource, as holder through its consolidated subsidiary, of all of the below-investment grade notes and Preferred Shares, is the directing holder under the Servicing Agreement and has certain consultation rights and direction rights as set forth therein. Park Bridge Lender Services LLC has been appointed operating advisor under the Servicing Agreement and has certain duties under the Servicing Agreement to monitor and report on the performance of the Special Servicer and, under certain circumstances, consult with the Special Servicer.

The Notes represent (a) limited-recourse obligations of the Issuer payable solely from the mortgage loans and certain other assets pledged under the Indenture and (b) non-recourse obligations of the Co-Issuer. To the extent the mortgage loans and certain other assets of the Issuer are insufficient to make payments in respect of the Notes, neither of the Issuers will have any obligation to pay any further amounts in respect of the Notes.

The Offered Notes have an initial weighted average interest rate of approximately 1.86% plus one-month LIBOR. Interest payments on the Notes are payable monthly, beginning on January 15, 2014, to and including December 15, 2028, the stated maturity date of the Notes. As Advancing Agent under the Indenture, RCC Real Estate, Inc., a consolidated subsidiary of Resource, may be required to advance interest payments due on the Class A Notes, Class A-S Notes and Class B Notes, in each case, on the terms and subject to the conditions set forth in the Indenture. The Indenture provides that, for so long as an affiliate of Resource is Advancing Agent under the Indenture and Resource and its consolidated affiliates own the non-investment grade Notes and Preferred Shares, the Advancing Agent will waive its right to advancing agent fees under the Indenture.

Each Class of Notes will mature at par on December 15, 2028, unless redeemed or repaid prior thereto. Principal payments on each Class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. However, it is anticipated that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments in the Indenture. The weighted average life of the Class A Notes is currently expected to be approximately 1.41 years, the weighted average life of the Class A-S Notes is currently expected to be approximately 2.13 years, the weighted average life of the Class B Notes is currently expected to be approximately 2.53 years and the weighted average life of the Class D Notes is currently expected to be approximately 2.69 years. The weighted average lives of the Class D Notes, Class E Notes, Class F Notes and Preferred Shares have not been calculated. The calculation of the weighted average lives of the Class A Notes, Class A-S Notes, Class B Notes and Class C Notes assume certain collateral characteristics and that the mortgage loans are paid in full at their respective initial maturity dates, no extension options are exercised and no other prepayment is made. There is no assurance that such assumptions will be met.

Subject to certain conditions described in the Indenture, on the payment date occurring in January 2016, and on any payment date thereafter, the Issuer may redeem the Notes and the Preferred Shares at the direction of the holders of a majority of the Preferred Shareholders.

The Notes are subject to a clean-up call redemption (at the direction of the majority of the Preferred Shares), in whole but not in part, on any payment date on which the aggregate outstanding principal amount of the Notes has been reduced to 10% of the aggregate principal amount of the Notes outstanding on the issuance date.

The Notes are also subject to redemption in connection with certain adverse tax events in respect of the Issuer and, under certain conditions, in connection with a mandatory quarterly auction of the mortgage loans on and after the payment date occurring in March 2019.

The redemption price for each Class of Notes is generally the aggregate outstanding principal amount of such Class, plus accrued and unpaid interest (including any defaulted interest amounts).

In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer, Co-Issuer or pool of assets securing the Notes to register as an investment company, and (2) the loss of the Issuer’s status as a qualified REIT subsidiary of Resource Capital Corp.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

10.1	Indenture, dated as of December 23, 2013, by and among Resource Capital Corp. CRE Notes 2013, Ltd., as issuer, Resource Capital Corp. CRE Notes 2013, LLC, as co-issuer, RCC Real Estate, Inc., as advancing agent, Deutsche Bank Trust Company Americas, as trustee and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2013

RESOURCE CAPITAL CORP.

	By:	/s/ David J. Bryant
	Name:	David J. Bryant
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Indenture, dated as of December 23, 2013, by and among Resource Capital Corp. CRE Notes 2013, Ltd., as issuer, Resource Capital Corp. CRE Notes 2013, LLC, as co-issuer, RCC Real Estate, Inc., as advancing agent, Deutsche Bank Trust Company Americas, as trustee and Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar.